Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form F-3 Registration Statement of our report dated January 5, 2022, relating to the consolidated financial statements of Abitibi Royalties Inc. for the years ended December 31, 2020 and 2019, which appears in Gold Royalty Corp.’s Report on Form 6-K, filed with the Securities and Exchange Commission on June 13, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MNP LLP

Chartered Professional Accountants

September 27, 2022

Ottawa, Canada

MNP LLP Suite 800, 1600 Carling Avenue, Ottawa ON, K1Z 1G3	T: 613.691.4200 F: 613.726.9009